SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 14, 2003
                                                          --------------

                                RMS TITANIC, INC.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

                0-24452                            59-2753162
                -------                            ----------
        (Commission File Number)        (IRS Employer Identification No.)

             3340 Peachtree Road, Suite 1225, Atlanta, Georgia 30326
             -------------------------------------------------------
                (Address of Principal Executive Offices)     (Zip Code)

                                  404-842-2600
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                   -------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

5.       Other Events.

On April 14, 2003, the Company appeared before the United States District Court for the Eastern District of Virginia, who has jurisdiction over the Company's salvage case and its status as salvor-in-possession of the wreck of the RMS TITANIC, to present its latest Periodic Report of Salvor. At that time, the Company informed the Court that it has begun discussions with the United States government regarding the potential donation of the Company's salvor-in-possession status to the federal government. As the Company indicated, such a donation would be subject to approvals of both the shareholders and the United States District Court.

The Company further informed the Court that it has begun discussions with the Mariners' Museum of Newport News, Virginia, regarding the potential donation of the Company's artifact collection to the Museum. As the Company indicated, the donation of the artifact collection to the Museum would involve a long-term agreement allowing the Company to retain rights to exhibit the artifact collection. As the Company further indicated, the donation to the Museum also would be subject to approvals of both the shareholders and the United States District Court.

While both the potential donation of the Company's salvor-in-possession status and the potential donation of the Company's artifact collection are at an early stage of development, the Company's Board of Directors endorses both donation initiatives. Prior to the April 14, 2003 hearing, the Board of Directors unanimously agreed to revoke, rescind and void the Board's prior resolution regarding the unilateral relinquishment of the Company's salvor-in-possession status.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 Dated: April 30, 2003                       RMS TITANIC, INC.

                                             By:  /s/ Arnie Geller
                                             ---------------------------
                                             Arnie Geller, President


                                       3